Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 24, 2015, relating to the financial statements and financial highlights of GMO World Opportunity Overlay Fund and GMO Systematic Global Macro Opportunity Fund, which appear in the February 28, 2015 Annual Reports to Shareholders and which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements”, “Investment Advisory and Other Services—Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings—Ongoing Arrangements to Make Portfolio Holdings Available” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 25, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A of GMO GAAR Implementation Fund and GMO High Quality Short-Duration Bond Fund, under the headings “Investment Advisory and Other Services—Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings—Ongoing Arrangements to Make Portfolio Holdings Available” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 25, 2015